Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2019 with respect to the audited consolidated financial statements of AudioEye, Inc. for the years ended December 31, 2018 and 2017.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
July 5, 2019